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                                                                       EXHIBIT 5
June 5, 1997

World of Science, Inc.
900 Jefferson Road
Building Four
Rochester, New York 14623

  Re: Registration Statement on Form S-1

Ladies and Gentlemen:

  You have requested our opinion in connection with the Registration Statement on Form S-1 (the "Registration Statement") filed by World of Science, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), in connection with the Company's shares of common stock, par value $.01 per share (the "Common Stock"), 1,600,000 shares of which are being offered and sold by the Company and 1,000,000 shares of which are being offered and sold by certain stockholders of the Company (the "Selling Stockholders"). The shares of Common Stock to be sold by the Selling Stockholders, together with the shares of Common Stock to be sold by the Company are herein called the "Shares." Capitalized terms, unless otherwise defined herein, shall have the meanings set forth in the Registration Statement.

  In connection with this opinion, we have examined the Registration Statement, the Certificate of Incorporation of the Company, the Bylaws of the Company, certificates of public officials and officers of the Company and such other documents and records as we have deemed necessary or appropriate for purposes of our opinion.

  Based on the foregoing, and subject to the qualifications and assumptions referred to herein, we are of the opinion that:

    1. The Company is a corporation validly existing and in good standing under the laws of the State of New York.

    2. The Shares, when sold, will be legally issued, fully paid and nonassessable.

  We have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the truth of all facts recited in all relevant documents.

  The opinions set forth above are limited to the laws of the State of New York and the federal laws of the United States.

  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

                                          Very truly yours,

                                          HARRIS BEACH & WILCOX LLP

                                                 /s/ Thomas E. Willett
                                          By  ______________________________
                                              Thomas E. Willett, Member of the
                                               Firm